   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1998



                                                      REGISTRATION NO. 333-45915

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1



                                       TO


                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         GLOBAL TELESYSTEMS GROUP, INC.
               (Exact name of registrant as specified in charter)


            DELAWARE                           4813                          94-3068423
  (State or other jurisdiction
      of incorporation or          (Primary Standard Industrial           (I.R.S. Employer
         organization)             Classification Code Number)         Identification Number)


                             ---------------------


              1751 PINNACLE DRIVE                               WILLIAM H. SEIPPEL
           NORTH TOWER -- 12TH FLOOR                           1751 PINNACLE DRIVE
                MCLEAN, VA 22102                            NORTH TOWER -- 12TH FLOOR
                 (703) 918-4500                                  MCLEAN, VA 22102
                                                                  (703) 918-4558
  (Address, including zip code, and telephone        (Name, address, including zip code, and
   number, including area code, of registrant's  telephone number, including area code, of agent
          principal executive offices)                             for service)


                             ---------------------
                                   Copies to:
                            DAVID J. BEVERIDGE, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
---------------------.

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.


================================================================================

                                EXPLANATORY NOTE



     This Amendment No. 1 is being filed solely for the purpose of amending Item 16 of Part II of the Registration Statement (Registration No. 333-45915) and the filing of an additional exhibit. This Amendment No. 1 does not contain a copy of the Prospectus included in the Registration Statement, which is unchanged from the Registration Statement filed on February 9, 1998.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the offering of the securities being hereby registered.

                            ITEM
                            ----
SEC Registration Fee........................................  $   42,712
Accounting Fees and Expenses................................      10,000
Legal Fees and Expenses.....................................      15,000
Printing Expenses...........................................      10,000
Miscellaneous...............................................      10,000
                                                              ----------
          TOTAL.............................................  $   87,712
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation (the "Certificate") provides that the Company's Directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses (i) through (iv) in the preceding paragraph. The Certificate and the Company's By-Laws further provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of the Company are covered under directors' and officers' liability insurance policies maintained by the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The foregoing reflects a 3-for-2 common stock split and an increase in the par value per share of common stock to $0.10 effective December 1997.

     Within the past three years the Company issued securities which were not registered under the Securities Act of 1933, as amended (the "Securities Act") as follows:

     On March 13, 1995, the Company issued 400,000 shares of common stock, par value $0.10 per share, pursuant to a stock purchase agreement. The shares were issued to CIBV Liquidating B.V., a closed company with limited liability organized under the laws of the Netherlands in exchange for the Company's interest in PrimTelefone. No underwriter or underwriting discount was involved in the offering. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On June 21, 1995, the Company issued 5,090,876 shares of common stock, par value $0.10 per share, at a purchase price of $9.00 per share, for an aggregate offering price of $45.8 million, pursuant to a stock purchase agreement. In addition to (i) certain investment funds and (ii) certain individual private investors, these shares were issued to certain members of management and various entities affiliated with certain members of management. No underwriter or underwriting discount was involved in the offering. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On January 19, 1996, and June 6, 1996, the Company granted affiliates of George Soros an aggregate of 4,444,443 warrants, each warrant to purchase one share of common stock, par value $0.10 per share, at an exercise price of $10.27 per share. The exercise price of the warrants was automatically reduced to $9.33 per share as of December 31, 1996 because the debt obligations remained outstanding. The warrants were issued in connection with the Company's issuance for cash of $40 million of notes to affiliates of George Soros, which notes bear interest at a rate of 10% per annum and mature on March 3, 2001. No underwriter or underwriting discount was involved in the offering. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On February 2, 1996, the Company granted affiliates of Capital Research International an aggregate of 3,333,333 warrants, each warrant to purchase one share of common stock, par value $0.10 per share, at an exercise price of $10.27 per share. The exercise price of the warrants was automatically reduced to $9.33 per share as of December 31, 1996 because the debt obligations remained outstanding. The warrants were issued in connection with the Company's issuance for cash of $30 million of notes to affiliates of Capital Research International, which notes bear interest at a rate of 10% per annum and mature on March 31, 2001. No underwriter or underwriting discount was involved in the offering. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On July 23, 1996, July 31, 1996, August 8, 1996, August 22, 1996 and
September 12, 1996 the Company issued an aggregate of 8,348,532 shares of common stock, par value $0.10 per share, at a purchase price of $13.33 per share, for an aggregate offering price of $111 million, pursuant to a stock purchase agreement. In addition to (i) certain investment funds and (ii) certain individual private investors, these shares were issued to certain members of management and various entities affiliated with certain members of management. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On July 14, 1997 and July 31, 1997, the Company issued an aggregate $141,295,000 of its Senior Subordinated Convertible Bonds due 2000, convertible into the common stock, par value $0.10 per share, at a purchase price of 100%, pursuant to a subscription agreement. UBS Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co. acted as managers in the offering and the aggregate discount was $5,651,800. The securities were sold to a limited number of qualified institutional buyers as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States. Exemption from registration was claimed under Rule 144A and Regulation S of the Securities Act.

     On August 15, 1997, August 29, 1997 and September 5, 1997, the Company issued an aggregate 2,502,686 shares of common stock, par value $0.10 per share, at a purchase price of $15.67 per share, for an aggregate offering price of $39.2 million, pursuant to a stock purchase agreement. In addition to (i) certain investment funds and (ii) certain individual private investors, these shares were issued to certain members of management and various entities affiliated with certain members of management. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

     On August 29, 1997, the Company issued $3.5 million of its Senior Subordinated Convertible Bonds due 2000, convertible into the common stock, par value $0.10 per share, at a purchase price of 100%. In addition to (i) certain investment funds and (ii) certain individual private investors, these shares were issued to certain members of management and various entities affiliated with certain members of management. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

ITEM 16. EXHIBITS

     (a) Exhibits:

     The following is a list of exhibits filed as a part of this registration statement.


  3.1**       --   Certificate of Incorporation of SFMT, Inc.
  3.2**       --   Certificate of Correction to the Certificate of
                   Incorporation of SFMT, Inc., filed with the Delaware
                   Secretary of State on October 8, 1993
  3.3**       --   Certificate of Ownership and Merger Merging San
                   Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed with the Delaware Secretary of State on November 3, 1993
  3.4**       --   Certificate of Amendment to the Certificate of Incorporation
                   of SFMT, Inc., filed with the Delaware Secretary of State on
                   January 12, 1995
  3.5**       --   Certificate of Amendment to the Certificate of Incorporation
                   of SFMT, Inc., filed with the Delaware Secretary of State on
                   February 22, 1995
  3.6**       --   Certificate of Amendment to the Certificate of Incorporation
                   of Global TeleSystems Group, Inc., filed with the Delaware
                   Secretary of State on October 16, 1996
  3.7**       --   By-laws of SFMT, Inc.
  3.8**       --   Certificate of Amendment to the Certificate of Incorporation
                   of Global TeleSystems Group, Inc., filed with the Delaware
                   Secretary of State on December 1, 1997
  3.9**       --   Form of Amended and Restated By-laws of Global TeleSystems
                   Group, Inc. (supersedes By-laws of SFMT, Inc. filed as
                   Exhibit 3.7)
  4.1**       --   Form of Specimen Stock Certificate for Common Stock of the
                   Registrant
  4.2**       --   Indenture dated as of July 14, 1997 between the Company and
                   The Bank of New York (including the form of Senior
                   Subordinated Convertible Bond due 2000 as an exhibit
                   thereto)
  4.3**       --   Registration Rights Agreement, dated as of July 14, 1997,
                   between Global TeleSystems Group, Inc. and UBS Securities
                   LLC.
  4.4**       --   Indenture dated as of August 19, 1997 between Hermes Europe
                   Railtel B.V. and The Bank of New York (including the form of
                   11 1/2% Senior Note due 2007 as an exhibit thereto)
  4.5**       --   Registration Rights Agreement dated as of August 19, 1997
                   between Hermes Europe Railtel B.V. and Donaldson, Lufkin &
                   Jenrette Securities Corporation, UBS Securities LLC, and
                   Lehman Brothers, Inc.
  4.6**       --   Form of Rights Agreement between Global TeleSystems Group,
                   Inc. and The Bank of New York, as Rights Agent
  5.1*        --   Opinion of Shearman & Sterling respecting the Bonds and
                   Common Stock registered hereby

  10.1**      --   Senior Note Purchase Agreement, dated as of January 19,
                   1996, among Global TeleSystems Group, Inc., The Open Society
                   Institute and Chatterjee Fund Management, L.P.
  10.1(a)**   --   Amendment to Senior Note Purchase Agreement dated January
                   19, 1996 among Global TeleSystems Group, Inc., The Open
                   Society Institute and Chatterjee Fund Management, L.P.,
                   dated June 6, 1996
  10.1(b)**   --   Amendment to Senior Note Purchase Agreement dated January
                   19, 1996 among Global TeleSystems Group, Inc., The Open
                   Society Institute and Chatterjee Fund Management, L.P.,
                   dated June 6, 1996
  10.1(c)**   --   Amendment to Senior Note Purchase Agreement dated January
                   19, 1996 among Global TeleSystems Group, Inc., The Open
                   Society Institute and Chatterjee Fund Management, L.P.,
                   dated July 23, 1996
  10.1(d)**   --   Amendment to Senior Note Purchase Agreement dated January
                   19, 1996 among Global TeleSystems Group, Inc., The Open
                   Society Institute and Chatterjee Fund Management, L.P.,
                   dated September 16, 1996
  10.1(e)**   --   Amendment to Senior Note Purchase Agreement dated January
                   19, 1996 among Global TeleSystems Group, Inc., The Open
                   Society Institute and Chatterjee Fund Management, L.P.,
                   dated July 11, 1997
  10.1(f)**   --   Amendment to Senior Note Purchase Agreement dated January
                   19, 1996 among Global TeleSystems Group, Inc., The Open
                   Society Institute and Chatterjee Fund Management, L.P.,
                   dated July 29, 1997
  10.1(g)**   --   Amendment to Senior Note Purchase Agreement dated January
                   19, 1996 among Global TeleSystems Group, Inc., The Open
                   Society Institute and Chatterjee Fund Management, L.P.,
                   dated September 29, 1997
  10.2**      --   Registration Rights Letter Agreement, dated as of January
                   19, 1996, among Global TeleSystems Group, Inc., The Open
                   Society Institute and Chatterjee Fund Management, L.P.
  10.3**      --   Warrant Agreement, dated as of January 19, 1996, among
                   Global TeleSystems Group, Inc., The Open Society Institute
                   and Chatterjee Fund Management, L.P.
  10.4**      --   Joint Venture Letter Agreement, dated January 19, 1996,
                   among Global TeleSystems Group, Inc., The Open Society
                   Institute and Chatterjee Fund Management, L.P.
  10.5        --   Intentionally Omitted
  10.6**      --   Registration Rights Letter Agreement, dated June 6, 1996,
                   among the Company, The Open Society Institute, Winston
                   Partners II LDC and Winston Partners II LLC
  10.7**      --   Warrant Agreement, dated as of June 6, 1996, between Global
                   TeleSystems Group, Inc., The Open Society Institute, Winston
                   Partners II LDC and Winston Partners II LLC
  10.8**      --   Senior Note Purchase Agreement, dated as of February 2,
                   1996, between Global TeleSystems Group, Inc. and Emerging
                   Markets Growth Fund, Inc.
  10.8(a)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated June 6, 1996 (see
                   Exhibit No. 10.1(b))
  10.8(b)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated June 6, 1996
  10.8(c)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated July 25, 1996
  10.8(d)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated September 10, 1996
  10.8(e)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated September 16, 1996

  10.8(f)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated December 30, 1996
  10.8(g)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated May 13, 1997
  10.8(h)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated June 20, 1997
  10.8(i)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated July 11, 1997
  10.8(j)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated July 21, 1997
  10.8(k)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated August 14, 1997
  10.8(l)**   --   Amendment to Senior Note Purchase Agreement, dated as of
                   February 2, 1996, between Global TeleSystems Group, Inc. and
                   Emerging Markets Growth Fund, Inc., dated September 29, 1997
  10.9**      --   Registration Rights Letter Agreement, dated as February 2,
                   1996, between Global TeleSystems Group, Inc. and Emerging
                   Markets Growth Fund, Inc.
  10.10**     --   Warrant Agreement, dated as of February 2, 1996, between
                   Global TeleSystems Group, Inc. and Emerging Markets Growth
                   Fund, Inc.
  10.11       --   Intentionally Omitted
  10.12**     --   Registration Rights Letter Agreement, dated as February 2,
                   1996, between Global TeleSystems Group, Inc. and Capital
                   International Emerging Markets Funds
  10.13**     --   Warrant Agreement, dated as of February 2, 1996, between
                   Global TeleSystems Group, Inc. and Capital International
                   Emerging Markets Funds
  10.14**     --   Global TeleSystems Group, Inc. Non-Employee Directors' Stock
                   Option Plan
  10.15**     --   GTS-Hermes, Inc. 1994 Stock Option Plan
  10.16**     --   Restricted Stock Grant letter, dated as of January 1, 1995
  10.17**     --   Employment Agreement dated as of January 1995 between SFMT,
                   Inc. and Jan Loeber
  10.18**     --   Employment Agreement dated as of April 1996 between GTS
                   Group, Inc. and Louis Toth
  10.19**     --   Employment Agreement dated as of April 1996 between GTS
                   Group, Inc. and Gerald W. Thames
  10.20**     --   Employment Agreement dated as of April 1996 between GTS
                   Group, Inc. and Raymond J. Marks
  10.21**     --   Employment Agreement dated as of April 1996 between GTS
                   Group, Inc. and Henry Radzikowski
  10.22**     --   SFMT, Inc. Equity Compensation Plan
  10.23**     --   Form of Non-Statutory Stock Option Agreement
  10.24**     --   Amended and Restated 1992 Stock Option Plan of Global
                   TeleSystems Group Inc. dated as of January 16, 1997
  10.25**     --   GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                   Option Grant
  10.26**     --   Agreement on the Creation and Functions of the Joint Venture
                   of EDN Sovintel, dated June 18, 1990
  10.27**     --   Stock Purchase Agreement among Global Telesystems Group,
                   Inc, Kompaniya "Invest-Project," Swinton Limited, GTS-Vox
                   Limited, and MTU-Inform, dated September 6, 1995

  10.28**     --   Certificate of Registration of Revised and Amended
                   Foundation Document in the State Registration of Commercial
                   Organizations, dated May 30, 1996
  10.29**     --   Agreement on the Creation and Functions of the Joint Venture
                   Sovam Teleport, dated May 26, 1992
  10.30**     --   Amended and Restated Joint Venture Agreement between GTS
                   Cellular, Tricor B.V., Gerard Essing, Ivan Laska, and Erik
                   Jennes, dated July 6, 1995
  10.31**     --   Amended and Restated Shareholders' Agreement between HIT
                   Rail B.V., GTS-Hermes, Inc., Nationale Maatschappu Der
                   Belgische Spoorwegen, Teleport B.V., AB Swed Carrier, and
                   Hermes Europe Railtel B.V., dated July, 1997
  10.31(a)**  --   Shareholders' Agreement among the Hermes Europe Railtel
                   B.V., GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB Swed
                   Carrier (incorporated by reference to Exhibit 10.1 to the
                   Hermes Europe Railtel B.V.'s Registration Statement on Form
                   S-4 (File No. 333-37719) filed on December 11, 1997)
                   (supersedes the Amended and Restated Shareholders' Agreement incorporated by reference as Exhibit 10.31 to this
                   Registration Statement)
  10.32**     --   Company Agreement between The Societe National de
                   Financement, GTS S.A.M. and The Principality of Monaco,
                   dated September 27, 1995
  10.33**     --   Joint Venture Agreement between SFMT-Hungaro Inc. and
                   Montana Holding Vagyonkezelo Kft., dated December 23, 1993
  10.34**     --   Joint Venture and Shareholders' Agreement among Gerard
                   Aircraft Sales and Leasing Company, SFMT-Hungaro Inc., and
                   Microsystem Telecom Rt., dated August 5, 1994
  10.35**     --   Agreement on the Establishment of Limited Liability Company
                   between SFMT-Czech, Inc. and B&H s.r.o., dated July 12, 1994
  10.36**     --   Formation of the Equity Joint Venture between GTS and SSTIC, dated April 12, 1995
  10.37**     --   Contract to Establish the Sino-foreign Cooperative Joint
                   Venture Beijing Tianmu Satellite Communications Technology
                   Co., Ltd, amended, by and between China International Travel
                   Service Telecom Co., Ltd. and American China Investment
                   Corporation, dated March 27, 1996
  10.38**     --   Joint Venture Contract between GTS TransPacific Ventures
                   Limited and Shanghai Intelligence Engineering, Inc., dated
                   March 28, 1996
  10.39**     --   Agreement between Global TeleSystems Group, Inc. and Cesia
                   S.A., dated June 21, 1997
  10.40**     --   Consulting Agreement between SFMT, Inc. and Alan B. Slifka, dated March 1, 1994
  10.41**     --   Consulting Agreement between Global TeleSystems Group, Inc.
                   and Bernard J. McFadden, dated August 15, 1996
  10.42**     --   Consulting Agreement between CESIA S.A. and Hermes Europe
                   Railtel B.V., dated June 20, 1997
  11.1**      --   Statement regarding computation of per share earnings
  21.1**      --   List of Subsidiaries of the Registrant
  23.1*       --   Consent of Shearman & Sterling (included in its opinion
                   delivered under Exhibit No. 5.1)
  23.2***     --   Consent of Ernst & Young LLP, Ernst & Young (CIS) Ltd., and
                   Ernst & Young Reviseurs d'Entreprises S.C.C.
  23.3***     --   Report of Ernst & Young LLP
  24.1***     --   Powers of Attorney (included on signature page to this
                   registration statement)
  27.1**      --   Financial Data Schedule extracted from 12/31/96 audited
                   financial statements
  27.2**      --   Financial Data Schedule extracted from 9/30/97 audited
                   financial statements


---------------

     * Filed herewith.

   ** Incorporated by reference to the corresponding exhibit to the Company's
      Registration Statement on Form S-1 (File No. 333-36555) filed on September 26, 1997.


  *** Filed previously.

(b) Financial Statements and Schedules:

     (1) Financial Statements

     The financial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

     (2) Schedules

     The Company has furnished Schedule II -- Valuation and Qualifying Accounts on page S-1 of the Registration Statement. The other financial statement schedules of the Company have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under "Item
14 -- Indemnification of Directors and Officers" hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in forms of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 10th day of February, 1998.


                                            GLOBAL TELESYSTEMS GROUP, INC.

                                            By:     /s/ GRIER C. RACLIN
                                              ----------------------------------
                                              Name: Grier C. Raclin
                                              Title: Senior Vice President and
                                                 General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 10th day of February, 1998.



                      SIGNATURE                                      TITLE                       DATE
                      ---------                                      -----                       ----

                /s/ GERALD W. THAMES*                  President, Chief Executive Officer  February 10, 1998
-----------------------------------------------------    and Director (principal
                  Gerald W. Thames                       executive officer)

               /s/ WILLIAM H. SEIPPEL                  Executive Vice President of         February 10, 1998
-----------------------------------------------------    Finance and Chief Financial
                 William H. Seippel                      Officer (principal financial and
                                                         accounting officer)

                 /s/ ALAN B. SLIFKA*                   Chairman of the Board of Directors  February 10, 1998
-----------------------------------------------------
                   Alan B. Slifka

                 /s/ GARY GLADSTEIN*                   Director                            February 10, 1998
-----------------------------------------------------
                   Gary Gladstein

                /s/ MICHAEL GREELEY*                   Director                            February 10, 1998
-----------------------------------------------------
                   Michael Greeley

                /s/ BERNARD MCFADDEN*                  Director                            February 10, 1998
-----------------------------------------------------
                  Bernard McFadden

               /s/ STEWART J. PAPERIN*                 Director                            February 10, 1998
-----------------------------------------------------
                 Stewart J. Paperin

                 /s/ W. JAMES PEET*                    Director                            February 10, 1998
-----------------------------------------------------
                    W. James Peet

                  /s/ JEAN SALMONA*                    Director                            February 10, 1998
-----------------------------------------------------
                    Jean Salmona

                      SIGNATURE                                      TITLE                       DATE
                      ---------                                      -----                       ----

               /s/ MORRIS A. SANDLER*                  Director                            February 10, 1998
-----------------------------------------------------
                  Morris A. Sandler

                  /s/ JOEL SCHATZ*                     Director                            February 10, 1998
-----------------------------------------------------
                     Joel Schatz

                  /s/ ADAM SOLOMON*                    Director                            February 10, 1998
-----------------------------------------------------
                    Adam Solomon

             *By: /s/ WILLIAM H. SEIPPEL
  -------------------------------------------------
                 William H. Seippel
                  Attorney-in-fact

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

========================================================================================================
                 COL. A                     COL. B             COL. C              COL. D       COL. E
--------------------------------------------------------------------------------------------------------
                                                              ADDITIONS
                                                       -----------------------
                                          BALANCE AT   CHARGED TO   CHARGED TO                BALANCE AT
                                          BEGINNING    COSTS AND      OTHER                      END
              DESCRIPTION                 OF PERIOD     EXPENSES     ACCOUNTS    DEDUCTIONS   OF PERIOD
--------------------------------------------------------------------------------------------------------
Allowance for doubtful accounts at
  12/31/94..............................       0                                                    0
Allowance for doubtful accounts at
  12/31/95..............................       0            30                                     30
Allowance for doubtful accounts at
  12/31/96..............................      30           752                                    782
Allowance for doubtful accounts at
  9/30/97...............................     782         1,806                                  2,588

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                  DESCRIPTION
  -------                                 -----------
 3.1**       --   Certificate of Incorporation of SFMT, Inc. .................
 3.2**       --   Certificate of Correction to the Certificate of
                  Incorporation of SFMT, Inc., filed with the Delaware
                  Secretary of State on October 8, 1993.......................
 3.3**       --   Certificate of Ownership and Merger Merging San
                  Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed with the Delaware Secretary of State on November 3, 1993.........
 3.4**       --   Certificate of Amendment to the Certificate of Incorporation
                  of SFMT, Inc., filed with the Delaware Secretary of State on
                  January 12, 1995 ...........................................
 3.5**       --   Certificate of Amendment to the Certificate of Incorporation
                  of SFMT, Inc., filed with the Delaware Secretary of State on
                  February 22, 1995 ..........................................
 3.6**       --   Certificate of Amendment to the Certificate of Incorporation
                  of Global TeleSystems Group, Inc., filed with the Delaware
                  Secretary of State on October 16, 1996......................
 3.7**       --   By-laws of SFMT, Inc. ......................................
 3.8**       --   Certificate of Amendment to the Certificate of Incorporation
                  of Global TeleSystems Group, Inc., filed with the Delaware
                  Secretary of State on December 1, 1997......................
 3.9**       --   Form of Amended and Restated By-laws of Global TeleSystems
                  Group, Inc. (supersedes By-laws of SFMT, Inc. filed as
                  Exhibit 3.7)................................................
 4.1**       --   Form of Specimen Stock Certificate for Common Stock of the
                  Registrant .................................................
 4.2**       --   Indenture dated as of July 14, 1997 between the Company and
                  The Bank of New York (including the form of Senior
                  Subordinated Convertible Bond due 2000 as an exhibit
                  thereto) ...................................................
 4.3**       --   Registration Rights Agreement, dated as of July 14, 1997,
                  between Global TeleSystems Group, Inc. and UBS Securities
                  LLC. .......................................................
 4.4**       --   Indenture dated as of August 19, 1997 between Hermes Europe
                  Railtel B.V. and The Bank of New York (including the form of
                  11 1/2% Senior Note due 2007 as an exhibit thereto) ........
 4.5**       --   Registration Rights Agreement dated as of August 19, 1997
                  between Hermes Europe Railtel B.V. and Donaldson, Lufkin &
                  Jenrette Securities Corporation, UBS Securities LLC, and
                  Lehman Brothers, Inc. ......................................
 4.6**       --   Form of Rights Agreement between Global TeleSystems Group,
                  Inc. and The Bank of New York, as Rights Agent..............
 5.1*        --   Opinion of Shearman & Sterling respecting the Bonds and
                  Common Stock registered hereby..............................
10.1**       --   Senior Note Purchase Agreement, dated as of January 19,
                  1996, among Global TeleSystems Group, Inc., The Open Society
                  Institute and Chatterjee Fund Management, L.P. .............
10.1(a)**    --   Amendment to Senior Note Purchase Agreement dated January
                  19, 1996 among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P.,
                  dated June 6, 1996..........................................
10.1(b)**    --   Amendment to Senior Note Purchase Agreement dated January
                  19, 1996 among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P.,
                  dated June 6, 1996..........................................
10.1(c)**    --   Amendment to Senior Note Purchase Agreement dated January
                  19, 1996 among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P.,
                  dated July 23, 1996.........................................
10.1(d)**    --   Amendment to Senior Note Purchase Agreement dated January
                  19, 1996 among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P.,
                  dated September 16, 1996 ...................................
10.1(e)**    --   Amendment to Senior Note Purchase Agreement dated January
                  19, 1996 among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P.,
                  dated July 11, 1997.........................................

  EXHIBIT
  NUMBER                                  DESCRIPTION
  -------                                 -----------
10.1(f)**    --   Amendment to Senior Note Purchase Agreement dated January
                  19, 1996 among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P.,
                  dated July 29, 1997.........................................
10.1(g)**    --   Amendment to Senior Note Purchase Agreement dated January
                  19, 1996 among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P.,
                  dated September 29, 1997....................................
10.2**       --   Registration Rights Letter Agreement, dated as of January
                  19, 1996, among Global TeleSystems Group, Inc., The Open
                  Society Institute and Chatterjee Fund Management, L.P. .....
10.3**       --   Warrant Agreement, dated as of January 19, 1996, among
                  Global TeleSystems Group, Inc., The Open Society Institute
                  and Chatterjee Fund Management, L.P. .......................
10.4**       --   Joint Venture Letter Agreement, dated January 19, 1996,
                  among Global TeleSystems Group, Inc., The Open Society
                  Institute and Chatterjee Fund Management, L.P. .............
10.5         --   Intentionally Omitted
10.6**       --   Registration Rights Letter Agreement, dated June 6, 1996,
                  among the Company, The Open Society Institute, Winston
                  Partners II LDC and Winston Partners II LLC.................
10.7**       --   Warrant Agreement, dated as of June 6, 1996, between Global
                  TeleSystems Group, Inc., The Open Society Institute, Winston
                  Partners II LDC and Winston Partners II LLC.................
10.8**       --   Senior Note Purchase Agreement, dated as of February 2,
                  1996, between Global TeleSystems Group, Inc. and Emerging
                  Markets Growth Fund, Inc. ..................................
10.8(a)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated June 6, 1996 (see
                  Exhibit No. 10.1(b))........................................
10.8(b)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated June 6, 1996......
10.8(c)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated July 25, 1996.....
10.8(d)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated September 10,
                  1996........................................................
10.8(e)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated September 16,
                  1996........................................................
10.8(f)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated December 30,
                  1996........................................................
10.8(g)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated May 13, 1997......
10.8(h)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated June 20, 1997.....
10.8(i)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated July 11, 1997.....
10.8(j)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated July 21, 1997.....
10.8(k)**    --   Amendment to Senior Note Purchase Agreement, dated as of
                  February 2, 1996, between Global TeleSystems Group, Inc. and
                  Emerging Markets Growth Fund, Inc., dated August 14, 1997...

  EXHIBIT
  NUMBER                                                      DESCRIPTION
-----------             ---------------------------------------------------------------------------------------
10.8(l)**           --  Amendment to Senior Note Purchase Agreement, dated as of February 2, 1996, between
                        Global TeleSystems Group, Inc. and Emerging Markets Growth Fund, Inc., dated September
                        29, 1997...............................................................................
10.9**              --  Registration Rights Letter Agreement, dated as February 2, 1996, between Global
                        TeleSystems Group, Inc. and Emerging Markets Growth Fund, Inc. ........................
10.10**             --  Warrant Agreement, dated as of February 2, 1996, between Global TeleSystems Group, Inc.
                        and Emerging Markets Growth Fund, Inc. ................................................
10.11               --  Intentionally Omitted
10.12**             --  Registration Rights Letter Agreement, dated as February 2, 1996, between Global
                        TeleSystems Group, Inc. and Capital International Emerging Markets Funds...............
10.13**             --  Warrant Agreement, dated as of February 2, 1996, between Global TeleSystems Group, Inc.
                        and Capital International Emerging Markets Funds.......................................
10.14**             --  Global TeleSystems Group, Inc. Non-Employee Directors' Stock Option Plan...............
10.15**             --  GTS-Hermes, Inc. 1994 Stock Option Plan................................................
10.16**             --  Restricted Stock Grant letter, dated as of January 1, 1995.............................
10.17**             --  Employment Agreement dated as of January 1995 between SFMT, Inc. and Jan Loeber........
10.18**             --  Employment Agreement dated as of April 1996 between GTS Group, Inc. and Louis Toth.....
10.19**             --  Employment Agreement dated as of April 1996 between GTS Group, Inc. and Gerald W.
                        Thames.................................................................................
10.20**             --  Employment Agreement dated as of April 1996 between GTS Group, Inc. and Raymond J.
                        Marks..................................................................................
10.21**             --  Employment Agreement dated as of April 1996 between GTS Group, Inc. and Henry
                        Radzikowski............................................................................
10.22**             --  SFMT, Inc. Equity Compensation Plan....................................................
10.23**             --  Form of Non-Statutory Stock Option Agreement...........................................
10.24**             --  Amended and Restated 1992 Stock Option Plan of Global TeleSystems Group Inc. dated as of January 16, 1997....................................................................
10.25**             --  GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock Option Grant...................
10.26**             --  Agreement on the Creation and Functions of the Joint Venture of EDN Sovintel, dated
                        June 18, 1990..........................................................................
10.27**             --  Stock Purchase Agreement among Global Telesystems Group, Inc, Kompaniya
                        "Invest-Project," Swinton Limited, GTS-Vox Limited, and MTU-Inform, dated September 6,
                        1995...................................................................................
10.28**             --  Certificate of Registration of Revised and Amended Foundation Document in the State
                        Registration of Commercial Organizations, dated May 30, 1996...........................
10.29**             --  Agreement on the Creation and Functions of the Joint Venture Sovam Teleport, dated May
                        26, 1992...............................................................................
10.30**             --  Amended and Restated Joint Venture Agreement between GTS Cellular, Tricor B.V., Gerard
                        Essing, Ivan Laska, and Erik Jennes, dated July 6, 1995................................
10.31**             --  Amended and Restated Shareholders' Agreement between HIT Rail B.V., GTS-Hermes, Inc.,
                        Nationale Maatschappij Der Belgische Spoorwegen, Teleport B.V., AB Swed Carrier, and
                        Hermes Europe Railtel B.V., dated July, 1997...........................................
10.31(a)**          --  Shareholders' Agreement among the Hermes Europe Railtel, B.V., GTS-Hermes Inc., HIT
                        Rail B.V., SNCB/NMBS and AB Swed Carrier (incorporated by reference to Exhibit 10.1 to the Hermes Europe Railtel B.V.'s Registration Statement on Form S-4 (File No.
                        333-37719) filed on December 11, 1997) (supersedes the Amended and Restated
                        Shareholders' Agreement incorporated by reference as Exhibit 10.31 to this Registration
                        Statement).............................................................................
10.32**             --  Company Agreement between The Societe National de Financement, GTS S.A.M. and The
                        Principality of Monaco, dated September 27, 1995.......................................
10.33**             --  Joint Venture Agreement between SFMT-Hungaro Inc. and Montana Holding Vagyonkezelo
                        Kft., dated December 23, 1993..........................................................

  EXHIBIT
  NUMBER                                  DESCRIPTION
  -------                                 -----------
10.34**             --  Joint Venture and Shareholders' Agreement among Gerard Aircraft Sales and Leasing
                        Company, SFMT-Hungaro Inc., and Microsystem Telecom Rt., dated August 5, 1994..........
10.35**             --  Agreement on the Establishment of Limited Liability Company between SFMT-Czech, Inc.
                        and B&H s.r.o., dated July 12, 1994....................................................
10.36**             --  Formation of the Equity Joint Venture between GTS and SSTIC, dated April 12, 1995......
10.37**             --  Contract to Establish the Sino-foreign Cooperative Joint Venture Beijing Tianmu
                        Satellite Communications Technology Co., Ltd, amended, by and between China
                        International Travel Service Telecom Co., Ltd. and American China Investment
                        Corporation, dated March 27, 1996......................................................
10.38**             --  Joint Venture Contract between GTS TransPacific Ventures Limited and Shanghai
                        Intelligence Engineering, Inc., dated March 28, 1996...................................
10.39**             --  Agreement between Global TeleSystems Group, Inc. and Cesia S.A., dated June 21, 1997...
10.40**             --  Consulting Agreement between SFMT, Inc. and Alan B. Slifka, dated March 1, 1994........
10.41**             --  Consulting Agreement between Global TeleSystems Group, Inc. and Bernard J. McFadden,
                        dated August 15, 1996..................................................................
10.42**             --  Consulting Agreement between CESIA S.A. and Hermes Europe Railtel B.V., dated June 20,
                        1997...................................................................................
11.1**              --  Statement regarding computation of per share earnings..................................
21.1**              --  List of Subsidiaries of the Registrant ................................................
23.1*               --  Consent of Shearman & Sterling (included in its opinion delivered under Exhibit No.
                        5.1) ..................................................................................
23.2***             --  Consent of Ernst & Young LLP, Ernst & Young (CIS) Ltd., and Ernst & Young Reviseurs
                        d'Entreprises S.C.C. ..................................................................
23.3***             --  Report of Ernst & Young LLP
24.1***             --  Powers of Attorney (included on signature page to this registration statement).........
27.1**              --  Financial Data Schedule extracted from 12/31/96 audited financial statements...........
27.2**              --  Financial Data Schedule extracted from 9/30/97 audited financial statements............


---------------

  * Filed herewith.

 ** Incorporated by reference to the corresponding exhibit to the Company's
    Registration Statement on Form S-1 (File No. 333-36555) filed on September 26, 1997.


*** Filed previously.